Exhibit 5.5

December 23, 2014

AmSurg Corp.

1A Burton Hills Boulevard

Nashville, TN 37215

Ladies and Gentlemen:

We have acted as Connecticut counsel to Sheridan Healthcare of Connecticut, P.C. (the “PC Guarantor”) and Wilton NSC, LLC (the “LLC Guarantor”) (the PC Guarantor and the LLC Guarantor being individually a “Connecticut Guarantor”) solely for the purpose of providing the opinions set forth in this letter and for no other purpose (including, but not limited to, providing any legal or other advice) in connection with the filing by AmSurg Corp. (the “Company”) with the Securities and Exchange Commission (the “Commission”) of a Registration Statement on Form S-4 (the “Registration Statement”), which relates to the registration under the Securities Act of 1933, as amended, (the “Securities Act”) of the offer and exchange of up to $1,100,000,000 aggregate principal amount of the Company’s 5.625% Senior Notes Due 2022 (collectively the “Exchange Notes”) that are to be subject to Notations of Guarantee by the subsidiaries of the Company listed on Exhibit A attached to this letter (collectively the “Existing Guarantors”) and by the subsidiaries of the Company listed on Exhibit B attached to this letter (collectively the “Additional Guarantors”) (the Existing Guarantors and the Additional Guarantors being collectively the “Guarantors”) (collectively the “Exchange Notes Guarantees”), are to be issued pursuant to an Indenture, dated as of July 16, 2014, between AmSurg Escrow Corp., a predecessor-in-interest by merger to the Company, (“Escrow Corp.”) and U.S. Bank National Association, as trustee, (the “Trustee”), as supplemented by (1) a First Supplemental Indenture, dated as of July 16, 2014, between the Company and the Trustee, (2) a Supplemental Indenture, dated as of July 16, 2014, among the Company, the Guarantors and the Trustee, (3) a Supplemental Indenture, dated as of October 8, 2014, among the Company, AmSurg Finance, Inc., SHI II, LLC and the Trustee, (4) a Supplemental Indenture, dated as of November 18, 2014, among the Company, FO Investments III, Inc. and the Trustee and (5) a Supplemental Indenture, dated as of December 10, 2014, among the Company, Sheridan Children’s Healthcare Services of Arizona, Inc. and the Trustee (collectively the “Indenture”) and are to be issued in an exchange offer for a like aggregate original principal amount of currently outstanding 5.625% Senior Notes Due 2022 (the “Exchange Offer”) in accordance with the terms of a Registration Rights Agreement, dated as of July 16, 2014, among Escrow Corp, the Company, the Existing Guarantors and Citigroup Global Markets Inc., acting on behalf of itself and as the representative of various initial purchasers, (“Citigroup”) and (1) a Registration Rights Joinder, dated July 16, 2014, from the Additional Guarantors to Citigroup, (2) a Registration Rights Joinder, dated December 19, 2014, from AmSurg Finance, Inc. and SHI II, LLC to Citigroup, (3) a Registration Rights Joinder, dated December 19, 2014, from FO Investments III, Inc. to Citigroup and (4) a Registration Rights Joinder, dated December 19, 2014, from Sheridan Children’s Healthcare Services of Arizona, Inc. to Citigroup (collectively the “Registration Rights Agreement”).

The Guaranty Building  •  140 Pearl Street  •  Suite 100  •  Buffalo, New York 14202-4040  •  telephone 716.856.4000  •  facsimile 716.849.0349

Albany  •  Buffalo  •  New York  •  Palm Beach  •  Saratoga Springs  •  Toronto  •  www.hodgsonruss.com

AmSurg Corp. December 23, 2014 Page 2

The opinions set forth in this letter are subject to the following qualifications:

1. The opinions set forth in this letter are based solely upon (a) our review of, as submitted to us, (i) executed copies of the Registration Rights Agreement and the Indenture, (ii) forms of the Exchange Notes and the Exchange Notes Guarantees, (iii) a copy of an Officer’s Certificate with respect to Various Factual Matters dated December 23, 2014 (the “Officer’s Certificate”), (iv) the copy attached to the Officer’s Certificate of the Certificate of Incorporation of the PC Guarantor as certified by the Secretary of the State of the State of Connecticut on June 19, 2014 (the “PC Guarantor Certificate of Incorporation”), (v) the copy attached to the Officer’s Certificate of the Articles of Organization of the LLC Guarantor as certified by the Secretary of the State of the State of Connecticut on June 23, 2014 (the “LLC Guarantor Articles of Organization”), (vi) the copy attached to the Officer’s Certificate of the By-Laws of the PC Guarantor (the “PC Guarantor By-Laws”), (vii) the copy attached to the Officer’s Certificate of the Amended and Restated Limited Liability Company Agreement of the LLC Guarantor (the “LLC Guarantor Limited Liability Company Agreement”), (viii) the resolutions attached to the Officer’s Certificate, (ix) the resolutions attached to the Officer’s Certificate and (x) a copy of a Certificate of Legal Existence issued by the Secretary of the State of the State of Connecticut as to the PC Guarantor on December 12, 2014 and a copy of a Certificate of Legal Existence issued by the Secretary of the State of the State of Connecticut as to the LLC Guarantor on December 12, 2014 (collectively the “Reviewed Documents”) and (b) our review of (i) the Business Corporation Act of the State of Connecticut without regard to any judicial decision or administrative decision or interpretation or, other than such statute, any statute, rule, regulation or other law (including, but not limited to, any statute, rule, regulation or other law incorporated in such statute by reference) (the “Connecticut Business Corporation Act”), (ii) Chapter 594a of General Statutes of the State of Connecticut without regard to any judicial decision or administrative decision or interpretation or, other than such statute, any statute, rule, regulation or other law (including, but not limited to, any statute, rule, regulation or other law incorporated in such statute by reference) (the “Connecticut Professional Corporation Law”) and (iii) the Limited Liability Company Act of the State of Connecticut without regard to any judicial decision or administrative decision or interpretation or, other than such statute, any statute, rule, regulation or other law (including, but not limited to, any statute, rule, regulation or other law incorporated in such statute by reference) (the “Connecticut Limited Liability Company Act”). Other than our review of the Reviewed Documents, we have not reviewed any document referred to in any of the Reviewed Documents or made any inquiry or other investigation as to any factual matter (including, but not limited to, (a) any review of any of the files and other records of the Company, either Connecticut Guarantor, any other affiliate of the Company or any court or other governmental authority, (b) any review of any of our files and other records, (c) any inquiry of any director, officer, member, manager, general partner, limited partner, employee or other agent of the Company, either Connecticut Guarantor or any other affiliate of the Company or (d) any inquiry of any past or present attorney of ours).

AmSurg Corp. December 23, 2014 Page 3

2. We do not express any opinion concerning any law other than the Connecticut Business Corporation Act, the Connecticut Professional Corporation Law and the Connecticut Limited Liability Company Act.

3. We have assumed without any inquiry or other investigation, (a) the legal capacity of each natural person, (b) the genuineness of each signature on any of the Reviewed Documents, the authenticity, accuracy and completeness of each of the Reviewed Documents and the conformity of each of the Reviewed Documents to the copy or form thereof submitted to us, (c) the accuracy on the date of this letter as well as on the date made of each statement as to any factual matter contained in any of the Reviewed Documents and (d) there not existing outside of the Reviewed Documents, the Connecticut Business Corporation Act, the Connecticut Professional Corporation Law and the Connecticut Limited Liability Company Act anything that would render incorrect any opinion set forth in this letter.

4. This letter is given without regard to any change after the date of this letter with respect to any factual or legal matter, and we disclaim any obligation to notify you concerning any such change or any effect of any such change on any opinion set forth in this letter.

Subject to the qualifications set forth in this letter, it is our opinion that:

1. The PC Guarantor is validly existing as a corporation and in good standing under the Connecticut Business Corporation Act and the Connecticut Professional Corporation Law.

2. The LLC Guarantor is validly existing as a limited liability company and in good standing under the Connecticut Limited Liability Company Act.

3. The PC Guarantor has the corporate power under the Connecticut Business Corporation Act, the Connecticut Professional Corporation Law, the PC Guarantor Certificate of Incorporation and the PC Guarantor By-Laws to execute, deliver and perform its obligations under the Indenture and the Exchange Notes Guarantees.

4. The LLC Guarantor has the limited liability company power under the Connecticut Limited Liability Company Act, the LLC Guarantor Articles of Organization and the LLC Guarantor Limited Liability Company Agreement to execute, deliver and perform its obligations under the Indenture and the Exchange Notes Guarantees.

5. The execution and delivery of the Exchange Notes Guarantees by the PC Guarantor and the performance by the PC Guarantor of its obligations under the Exchange Notes Guarantees have been duly authorized by all corporate action of the PC Guarantor necessary under the Connecticut Business Corporation Act, the Connecticut Professional Corporation Law, the PC Guarantor Certificate of Incorporation and the PC Guarantor By-Laws.

AmSurg Corp. December 23, 2014 Page 4

6. The execution and delivery of the Exchange Notes Guarantees by the LLC Guarantor and the performance by the LLC Guarantor of its obligations under the Exchange Notes Guarantees have been duly authorized by all limited liability company action of the LLC Guarantor necessary under the Connecticut Limited Liability Company Act, the LLC Guarantor Articles of Organization and the LLC Guarantor Limited Liability Company Agreement.

We consent to the filing of this letter with the Commission as an exhibit to the Registration Statement in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act and to the use of our name therein and in the related Prospectus under the caption “Legal Matters.” In giving such consent, we do not admit that we are in the category of persons whose consent to such filing and use is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Very truly yours,

HODGSON RUSS LLP
/s/ Hodgson Russ LLP

Exhibit A

Existing Guarantors

AmSurg Holdings, Inc.

AmSurg Anesthesia Management Services, LLC

AmSurg EC Topeka, Inc.

AmSurg EC St. Thomas, Inc.

AmSurg EC Beaumont, Inc.

AmSurg KEC, Inc.

AmSurg EC Santa Fe, Inc.

AmSurg EC Washington, Inc.

AmSurg Torrance, Inc.

AmSurg Abilene, Inc.

AmSurg Suncoast, Inc.

AmSurg La Jolla, Inc.

AmSurg Hillmont, Inc.

AmSurg Palmetto, Inc.

AmSurg Northwest Florida, Inc.

AmSurg Ocala, Inc.

AmSurg Maryville, Inc.

AmSurg Burbank, Inc.

AmSurg Melbourne, Inc.

AmSurg El Paso, Inc.

AmSurg Crystal River, Inc.

AmSurg Abilene Eye, Inc.

AmSurg Inglewood, Inc.

AmSurg Glendale, Inc.

AmSurg San Antonio TX, Inc.

AmSurg San Luis Obispo CA, Inc.

AmSurg Temecula CA, Inc.

AmSurg Escondido CA, Inc.

AmSurg Scranton PA, Inc.

AmSurg Arcadia CA Inc.

AmSurg Main Line PA, Inc.

AmSurg Oakland CA, Inc.

AmSurg Lancaster PA, Inc.

AmSurg Pottsville PA, Inc.

AmSurg Glendora CA, Inc.

AmSurg Kissimmee FL, Inc.

AmSurg Altamonte Springs FL, Inc.

NSC RBO East, LLC

Long Beach NSC, LLC

Torrance NSC, LLC

Davis NSC, LLC

Fullerton NSC, LLC

San Antonio NSC, LLC

Austin NSC, LLC

Twin Falls NSC, LLC

Kenwood NSC, LLC

Towson NSC, LLC

Wilton NSC, LLC

NSC West Palm, LLC

Tampa Bay NSC, LLC

Coral Springs NSC, LLC

Weston NSC, LLC

AmSurg Fresno CA, Inc.

AmSurg Colton CA, Inc.

AmSurg Fresno Endoscopy, Inc.

AmSurg Temecula II, Inc.

Austin NSC, L.P.

Exhibit B

Additional Guarantors

All Women’s Healthcare Holdings, Inc.

All Women’s Healthcare, Inc.

All Women’s Healthcare of Dade, Inc.

All Women’s Healthcare of Sawgrass, Inc.

All Women’s Healthcare of West Broward, Inc.

All Women’s Healthcare Services, Inc.

Anesthesiologists of Greater Orlando, Inc.

Anesthesiology Associates of Tallahassee, Inc.

Bethesda Anesthesia Associates, Inc.

Boca Anesthesia Service, Inc.

Discovery Clinical Research, Inc.

Drs. Ellis, Rojas, Ross & Debs, Inc.

Flamingo Anesthesia Associates, Inc.

FM Healthcare Services, Inc.

FO Investments, Inc.

FO Investments II, Inc.

FMO Healthcare Holdings, Inc.

Global Surgical Partners, Inc.

Greater Florida Anesthesiologists, LLC

Gynecologic Oncology Associates, Inc.

Jacksonville Beaches Anesthesia Associates, Inc.

Jupiter Anesthesia Associates, L.L.C.

Jupiter Healthcare, LLC

New Generations Babee Bag, Inc.

North Florida Perinatal Associates, Inc.

Parity Healthcare, Inc.

Partners in Medical Billing, Inc.

Physician Office Partners, Inc.

Sheridan Anesthesia Services of Alabama, Inc.

Sheridan Anesthesia Services of Louisiana, Inc.

Sheridan Anesthesia Services of Oklahoma, Inc.

Sheridan Anesthesia Services of Virginia, Inc.

Sheridan Children’s Healthcare Services, Inc.

Sheridan Children’s Healthcare Services of Louisiana, Inc.

Sheridan Children’s Healthcare Services of New Mexico, Inc.

Sheridan Children’s Healthcare Services of Virginia, Inc.

Sheridan Clinical Research, Inc.

Sheridan Emergency Physician Services, Inc.

Sheridan Emergency Physician Services of North Missouri, Inc.

Sheridan Emergency Physician Services of Missouri, Inc.

Sheridan Emergency Physician Services of South Florida, Inc.

Sheridan Healthcare, Inc.

Sheridan Healthcare of Louisiana, Inc.

Sheridan Healthcare of Missouri, Inc.

Sheridan Healthcare of Vermont, Inc.

Sheridan Healthcare of Virginia, Inc.

Sheridan Healthcare of West Virginia, Inc.

Sheridan Healthcorp, Inc.

Sheridan Healthcorp of California, Inc.

Sheridan Healthy Hearing Services, Inc.

Sheridan Holdings, Inc.

Sheridan InvestCo, LLC

Sheridan Radiology Services, Inc.

Southeast Perinatal Associates, Inc.

Sunbeam Asset LLC

Tennessee Valley Neonatology, Inc.

Tiva Healthcare, Inc.

Sunbeam Intermediate Holdings, Inc.

Sunbeam Primary Holdings, Inc.

Anesthesia and Pain Management Services of California, Inc.

Anesthesiology of Jupiter, P.A.

Comprehensive Pain Medicine, Inc.

Comprehensive Teleradiology Solutions, Inc.

Coral Anesthesia Associates, Inc.

Florida United Radiology, L.C.

New Jersey Healthcare Specialists, P.C.

ICS Radiology, Inc.

Interventional Rehabilitation of South Florida, Inc.

Jupiter Imaging Associates, Inc.

Medical Anesthesia Consultants Medical Group, Inc.

North Texas Perinatal Associates, P.A.

Pain Physicians of Central Florida, P.A.

Sheridan Acquisition Associates, P.A.

Sheridan Acquisition Associates II, P.A.

Sheridan Anesthesia Services of Maryland, P.C.

Sheridan Anesthesia Services of Minnesota, P.C.

Sheridan Children’s Healthcare Services of Colorado, P.C.

Sheridan Children’s Healthcare Services of New Jersey, P.C.

Sheridan Children’s Healthcare Services of North Carolina, P.A.

Sheridan Children’s Healthcare Services of South Carolina, P.A.

Sheridan Children’s Healthcare Services of Tennessee, P.C.

Sheridan Critical Care Services, P.A.

Sheridan Emergency Physician Services of Georgia, LLC

Sheridan Emergency Physician Services of South Carolina, P.A.

Sheridan Emergency Physician Services of South Dade, Inc.

Sheridan Healthcare of Arkansas, P.A.

Sheridan Healthcare of Connecticut, P.C.

Sheridan Healthcare of Massachusetts, P.C.

Sheridan Healthcare of North Texas, P.A.

Sheridan Healthcare of Texas, P.A.

Sheridan Radiology Services of Central Florida, Inc.

Sheridan Radiology Services of Kentucky, Inc.

Sheridan Radiology Services of Pinellas, Inc.

Sheridan Radiology Services of South Florida, Inc.

Tri-County Pain Management, P.A.